Exhibit 99.2

SKO Group Holding Corp.

and Subsidiaries

Consolidated Financial Statements as of
January 28, 2006 (Successor) and January 29,
2005 (Predecessor) and for the Four Weeks
Ended January 28, 2006 (Successor), the
Forty-eight Weeks Ended December 31, 2005
(Predecessor), and the Years Ended January 29,
2005 and January 31, 2004 (Predecessor), and
Independent Auditors’ Report

SKO GROUP HOLDING CORP. AND SUBSIDIARIES

TABLE OF CONTENTS

Page

INDEPENDENT AUDITORS’ REPORT	1

CONSOLIDATED FINANCIAL STATEMENTS:

Statements of Operations for the Four Weeks Ended January 28, 2006 (Successor), the Forty-eight Weeks Ended December 31, 2005 (Predecessor), and the Years Ended January 29, 2005 and January 31, 2004 (Predecessor)	2

Balance Sheets as of January 28, 2006 (Successor) and January 29, 2005 (Predecessor)	3

Statements of Cash Flows for the Four Weeks Ended January 28, 2006 (Successor), the Forty-eight Weeks Ended December 31, 2005 (Predecessor), and the Years Ended January 29, 2005 and January 31, 2004 (Predecessor)	4

Statements of Shareholders’ Equity for the Four Weeks Ended January 28, 2006 (Successor), the Forty-eight Weeks Ended December 31, 2005 (Predecessor), and the Years Ended January 29, 2005 and January 31, 2004 (Predecessor)	5

Notes to Consolidated Financial Statements	6–22

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders of
SKO Group Holding Corp.
Green Bay, Wisconsin

We have audited the accompanying consolidated balance sheets of SKO Group Holding Corp. and subsidiaries (the “Company”) as of January 28, 2006 (Successor) and January 29, 2005 (Predecessor), and the related consolidated statements of operations, shareholders’ equity, and cash flows for the four weeks ended January 28, 2006 (Successor), the forty-eight weeks ended December 31, 2005 (Predecessor), and the years ended January 29, 2005 and January 31, 2004 (Predecessor). These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of SKO Group Holding Corp. and subsidiaries as of January 28, 2006 (Successor) and January 29, 2005 (Predecessor), and the results of their operations and their cash flows for the four weeks ended January 28, 2006 (Successor), the forty-eight weeks ended December 31, 2005 (Predecessor), and the years ended January 29, 2005 and January 31, 2004 (Predecessor) in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Milwaukee, WI

May 25, 2006

SKO GROUP HOLDING CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE FOUR WEEKS ENDED JANUARY 28, 2006 (SUCCESSOR), FORTY-EIGHT WEEKS ENDED

DECEMBER 31, 2005 (PREDECESSOR), AND THE YEARS ENDED JANUARY 29, 2005 AND

JANUARY 31, 2004 (PREDECESSOR)

(In thousands)

	Successor	Predecessor
	January 28,	December 31,	January 29,	January 31,
	2006	2005	2005	2004
	(4 weeks)	(48 weeks)	(52 weeks)	(52 weeks)

REVENUES:
Net sales	$186,333	$2,822,692	$3,166,645	$3,184,088
Licensed department rentals and other income	951	12,847	13,215	12,821

Total revenues	187,284	2,835,539	3,179,860	3,196,909

COSTS AND EXPENSES:
Cost of sales (before depreciation and amortization)	136,180	2,037,465	2,338,199	2,366,513
Selling, general, and administrative expenses	46,578	598,118	653,018	645,225
Depreciation and amortization expenses	2,397	74,252	86,181	83,241
Merger-related expenses		29,092

Total costs and expenses	185,155	2,738,927	3,077,398	3,094,979

EARNINGS FROM OPERATIONS	2,129	96,612	102,462	101,930

INTEREST EXPENSE	14,897	25,161	33,871	37,920

(LOSS) INCOME BEFORE INCOME TAXES	(12,768)	71,451	68,591	64,010

INCOME TAX (BENEFIT) PROVISION	(4,508)	33,512	25,253	24,890

NET (LOSS) INCOME	$(8,260)	$37,939	$43,338	$39,120

See notes to consolidated financial statements.

SKO GROUP HOLDING CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF JANUARY 28, 2006 (SUCCESSOR) AND JANUARY 29, 2005 (PREDECESSOR)

(In thousands, except share data)

	Successor	Predecessor
	January 28,	January 29,
	2006	2005
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$21,018	$25,110
Receivables, net of allowance for losses of $2,055 and $1,833, respectively	64,528	62,019
Merchandise inventories	532,042	564,099
Other current assets	10,652	9,046

Total current assets	628,240	660,274

PROPERTY AND EQUIPMENT—Net	855,827	742,027

INTANGIBLE ASSETS—Net	32,555	18,116

DEFERRED INCOME TAXES	22,303

DEBT ISSUANCE COSTS	43,878	3,749

OTHER ASSETS	7,513	9,037

TOTAL	$1,590,316	$1,433,203

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Short-term debt	$47,456	$85,679
Accounts payable—trade	218,169	225,777
Accrued compensation and related taxes	32,784	37,088
Deferred taxes and other accrued liabilities	121,509	104,903
Accrued income and other taxes	39,969	49,760
Current portion of long-term debt and capital lease obligations	8,937	8,018

Total current liabilities	468,824	511,225

LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS—Less current portion	1,055,420	238,612

OTHER LONG-TERM OBLIGATIONS	19,332	21,976

DEFERRED INCOME TAXES		22,963

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Predecessor:
Preferred stock (par value $0.01; 20,000,000 shares authorized, none issued)
Common stock (par value $0.01; 75,000,000 shares authorized and 31,580,000 issued)		316

Successor:
Common stock (par value $0.001; 1,000 shares authorized, issued and outstanding)
Additional paid-in capital	55,000	396,514
Retained earnings	(8,260)	282,261
Less treasury stock—at cost		(40,664)

Total shareholders’ equity	46,740	638,427

TOTAL	$1,590,316	$1,433,203

See notes to consolidated financial statements.

SKO GROUP HOLDING CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE FOUR WEEKS ENDED JANUARY 28, 2006 (SUCCESSOR), FORTY-EIGHT WEEKS ENDED

DECEMBER 31, 2005 (PREDECESSOR), AND THE YEARS ENDED JANUARY 29, 2005 AND

JANUARY 31, 2004 (PREDECESSOR)

(In thousands)

	Successor	Predecessor
	January 28,	December 31,	January 29,	January 31,
	2006	2005	2005	2004
	(4 weeks)	(48 weeks)	(52 weeks)	(52 weeks)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(8,260)	$37,939	$43,338	$39,120
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	2,397	74,252	86,181	83,241
Amortization of deferred financing costs	7,672	944	1,023	2,014
Gain on the sale of property and equipment		(11,332)	(3,127)	(1,873)
Impairment charges		570	3,310	1,566
Deferred income taxes	697	(12,502)	3,735	2,856
Change in assets and liabilities—net of effects of the Acquisition:
Receivables	2,325	(4,834)	789	(13,299)
Merchandise inventories	10,254	11,603	5,216	(6,584)
Other current assets	(3,037)	124	1,828	2,871
Other assets	683	(2,360)	(758)	3,388
Accounts payable and accrued liabilities	28,810	(13,595)	(25,517)	(5,094)
Other long-term obligations	1,350	(3,994)	(3,230)	(1,185)

Net cash provided by operating activities	42,891	76,815	112,788	107,021

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(532)	(26,734)	(74,238)	(60,432)
Acquisition of ShopKo Stores, Inc.	(905,500)
Proceeds from the sale of property and equipment	2,002	36,767	29,343	5,476
Payments for pharmacy customer lists	(415)	(4,429)	(7,563)	(4,069)

Net cash (used in) provided by investing activities	(904,445)	5,604	(52,458)	(59,025)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings (repayments) under revolving credit facilities	333,078	(85,679)	3,409	42,248
Borrowings under real estate facility	700,000
Proceeds from other debt borrowings				2,761
Repayment of senior unsecured notes	(112,901)
Repayments of other debt and capital lease obligations	(62,271)	(10,484)	(64,427)	(103,456)
Capital contribution	55,000
Proceeds from exercise of stock options		9,832	3,361	1,861
Purchase of treasury stock		(44)	(349)	(65)
Payment of financing costs	(51,488)			(2,312)

Net cash provided by (used in) financing activities	861,418	(86,375)	(58,006)	(58,963)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(136)	(3,956)	2,324	(10,967)

CASH AND CASH EQUIVALENTS—Beginning of period	21,154	25,110	22,786	33,753

CASH AND CASH EQUIVALENTS—End of period	$21,018	$21,154	$25,110	$22,786

SUPPLEMENTAL CASH FLOW INFORMATION:
Noncash investing and financial activities—
Capital lease obligations terminated	$-	$4,390	$-	$3,924

Cash (received) paid during the period for:
Interest	$5,345	$24,489	$32,825	$39,345
Income taxes	$(77)	$18,674	$14,083	$23,435

See notes to consolidated financial statements.

SKO GROUP HOLDING CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

FOR THE FOUR WEEKS ENDED JANUARY 28, 2006 (SUCCESSOR), FORTY-EIGHT WEEKS ENDED

DECEMBER 31, 2005 (PREDECESSOR), AND THE YEARS ENDED JANUARY 29, 2005 AND

JANUARY 31, 2004 (PREDECESSOR)

(In thousands)

			Additional
	Common Stock		Paid-in	Retained	Treasury Stock		Total
	Shares	Amount	Capital	Earnings	Shares	Amount	Shares	Amount

BALANCE—February 1, 2003
(Predecessor)	30,974	$310	$389,177	$199,134	(1,904)	$(40,250)	29,070	$548,371

Net income				39,120				39,120
Sale of common stock under option plans	221	2	1,859				221	1,861
Income tax benefit related to stock options			583					583
Issuance of restricted stock	30		357	(357)			30
Restricted stock expense				832				832
Purchase of treasury stock					(4)	(65)	(4)	(65)

BALANCE—January 31, 2004
(Predecessor)	31,225	312	391,976	238,729	(1,908)	(40,315)	29,317	590,702

Net income				43,338				43,338
Issuance of restricted stock	22		385	(385)			22
Forfeiture of restricted stock	(27)		(308)	213			(27)	(95)
Sale of common stock under option plans	360	4	3,357				360	3,361
Income tax benefit related to stock options			1,104					1,104
Restricted stock expense				366				366
Purchase of treasury stock					(22)	(349)	(22)	(349)

BALANCE—January 29, 2005
(Predecessor)	31,580	316	396,514	282,261	(1,930)	(40,664)	29,650	638,427

Net income				37,939				37,939
Issuance of restricted stock	10		219	(219)			10
Forfeiture of restricted stock	(32)		(325)	325			(32)
Sale of common stock under option plans	636	6	9,826				636	9,832
Income tax benefit related to stock options			2,172					2,172
Restricted stock expense				635				635
Purchase of treasury stock					(2)	(44)	(2)	(44)

BALANCE—December 31, 2005
(Predecessor)	32,194	322	408,406	320,941	(1,932)	(40,708)	30,262	688,961

Elimination of Predecessor equity accounts	(32,194)	(322)	(408,406)	(320,941)	1,932	40,708	(30,262)	(688,961)
Contribution of capital	1		55,000				1	55,000
Net loss				(8,260)				(8,260)

BALANCE—January 28, 2006 (Successor)	1	$-	$55,000	$(8,260)	-	$-	1	$46,740

See notes to consolidated financial statements.

SKO GROUP HOLDING CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF JANUARY 28, 2006 (SUCCESSOR) AND JANUARY 29, 2005 (PREDECESSOR)

AND FOR THE FOUR WEEKS ENDED JANUARY 28, 2006 (SUCCESSOR),
THE FORTY-EIGHT WEEKS ENDED DECEMBER 31, 2005 (PREDECESSOR), AND
THE YEARS ENDED JANUARY 29, 2005 AND JANUARY 31, 2004 (PREDECESSOR)

1.                      ORGANIZATION, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization—SKO Group Holding Corp. (the “Company”) was incorporated by an investment fund affiliated with Sun Capital Partners, Inc. (“Sun Capital”) in December 2005 for the purpose of acquiring all of the outstanding shares of common stock of ShopKo Stores, Inc. (“ShopKo”). The Company is a wholly-owned subsidiary of SKO Group Holding LLC (the “Parent”), which is owned by an affiliate of Sun Capital and other co-investors. On December 28, 2005, the Company acquired all of the issued and outstanding shares of ShopKo (the “Acquisition”). The Company does not conduct significant activities apart from its investment in ShopKo. References to the “Company” and “ShopKo” are used interchangeably herein.

The Company has two wholly-owned operating subsidiaries, ShopKo and Pamida, Inc. (“Pamida”), which are engaged in providing general merchandise and retail health services through two separate, distinct retail formats. ShopKo stores are operated in the Midwest, Western and Pacific Northwest states in mid-sized to larger cities; while Pamida stores are operated in Midwest, North Central and Rocky Mountain states in small, rural communities.

Basis of Presentation—For ease of presentation, the Acquisition has been reflected in the accompanying financial statements as if it had occurred on December 31, 2005. Management has determined that no material transactions occurred during the period from December 28, 2005 through December 31, 2005. As a result of the Acquisition, the Company’s financial position, results of operations and cash flows as of December 31, 2005 and for the preceding periods are presented as the “Predecessor.” The Company’s financial position, results of operations and cash flows as of January 28, 2006 and for the four-week period then ended are presented as the “Successor.”

The Acquisition and related financings were given effect as of the close of business on December 31, 2005. The financial information contained herein for the Successor reflects purchase accounting, and in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations, the purchase price is allocated to the underlying assets and liabilities based upon their respective estimated fair values.

The Company operates on a 52/53-week fiscal year basis. The 2004 and 2003 fiscal years were both 52-week periods and ended on January 29, 2005 and January 31, 2004, respectively.

Principles of Consolidation—The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated.

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications—Certain prior year amounts have been reclassified to conform with current period presentation.

Cash and Cash Equivalents—Cash and cash equivalents consist of cash on hand and in banks as well as all highly liquid investments with an original maturity at date of purchase of three months or less.

Receivables—Receivables consist of amounts collectible from third party pharmacy insurance carriers, from retail store customers for optical and pharmacy purchases, and from merchandise vendors for promotional and advertising allowances. Substantially all amounts are expected to be collected within one year. The Company provides an allowance for doubtful accounts based on historical experience and on a specific identification basis.

Merchandise Inventories—Merchandise inventories are stated at the lower of cost or market. Cost, which includes certain distribution and transportation costs, is determined through use of the last-in, first-out (LIFO) method for substantially all inventories. There was no difference between the LIFO and first-in, first-out (FIFO) cost methods at January 28, 2006 and January 29, 2005.

Property and Equipment—Property and equipment are stated at cost. Depreciation is computed using the straight-line method based upon the estimated useful lives of the assets, which are 15 to 40 years for buildings, 20 years for land improvements, and 5 to 10 years for fixtures and equipment. Leasehold improvements are depreciated over the period of the lease or the estimated useful life of the asset, whichever is shorter. Property under capital leases is amortized over the related lease term.

Intangible Assets—Intangible assets include indefinite lived tradenames of ShopKo and Pamida, which are not subject to amortization, as management expects these tradenames to generate cash flows indefinitely. Indefinite lived intangible assets are reviewed for impairment annually in accordance with SFAS No. 142, Goodwill and Other Intangible Assets which consists of comparing the fair value of the indefinite lived intangible asset with its carrying amount. Intangible assets also include customer relationships attributable to the non-contractual long-term relationships the Company has established over the years primarily with customers in its pharmacy business, as well as contractual arrangements with vendors and favorable leasehold interests. These identifiable intangible assets are amortized on a straight-line basis over an estimated useful life of 10 years for customer relationships and over the term of the related agreement for contractual arrangements and leasehold interests.

Impairment of Long-Lived Assets—In accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-lived Assets, the Company evaluates whether events and circumstances have occurred that indicate the remaining estimated useful lives of long-lived assets may warrant revision or that the remaining balance of an asset may not be recoverable. The determination of possible impairment is based on the ability to recover the balance of assets from expected future operating cash flows on an undiscounted basis. Impairment losses, if any, would be measured by comparing the carrying amount of the asset to its fair value, determined based on appraised values or as the present value of the cash flows using discounted rates that reflect the inherent risks of the underlying business.

Debt Issuance Costs—Costs related to the issuance of debt are capitalized and amortized to interest expense, using the straight line method, over the lives of the related debt. Accumulated amortization of such costs as of January 28, 2006 and January 29, 2005 was approximately $0.4 million and $2.1 million, respectively. Debt issue costs related to the Acquisition bridge financing in the amount of $7.3 million were amortized as interest expense during the four weeks ended January 28, 2006, as a result of the repayment of the Acquisition bridge financing in January 2006.

Derivative Financial Instruments—At January 28, 2006, the Company has an interest rate cap agreement (see Note 6) in place to reduce exposure to fluctuations in the interest rates on variable rate debt. The agreement is recorded in the consolidated balance sheet at fair value based on market prices. Changes in the fair value of the agreement are recorded in earnings as the agreement did not qualify as a cash flow hedge in accordance with SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities.

Revenue Recognition—Revenues from the Company’s retail stores are recognized at the time customers take possession of merchandise purchased or services are rendered, net of estimated returns, which are based on historical experience. Revenues from licensed departments are recorded at the net amounts to be received from licensees at the time customers take possession of the merchandise.

Vendor Allowances—The Company records vendor allowances and discounts in the statement of operations when the purpose for which those monies were designated is fulfilled. Allowances provided by vendors generally relate to inventory recently sold and, accordingly, are reflected as reductions of cost of sales as merchandise is sold. Vendor allowances received for advertising or fixturing programs reduce the Company’s expense or cost for the related advertising or fixturing program.

Advertising—The Company expenses advertising costs, net of vendor reimbursements, in the period incurred. Advertising expense was $0.9 million for the four week period ended January 28, 2006, $39.2 million for the forty-eight week period ended December 31, 2005, and $42.0 million and $43.9 million for fiscal 2004 and fiscal 2003, respectively.

Pre-opening Costs—The Company expenses pre-opening costs of retail stores as incurred.

Income Taxes—The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes (“SFAS No. 109”), which requires that deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting and income tax purposes, using enacted tax rates. SFAS No. 109 also requires that deferred tax assets be reduced by a valuation allowance if it is more likely than not that some portion or all of the deferred tax asset will not be realized.

Stock-based Employee Compensation Plans—Prior to the Acquisition, the Company had various stock-based employee compensation plans, which are described more fully in Note 9. The Company accounted for those plans under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees and related Interpretations. Under this method, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price.

No stock-based employee compensation cost is reflected in the results of operations for stock option awards as all options granted under those plans had an exercise price equal to the market value of the underlying common stock on the date of grant. Pre-tax expense related to the intrinsic value of restricted stock issued was $0.6 million for the forty-eight weeks ended December 31, 2005 and $0.4 million and $0.8 million for fiscal 2004 and fiscal 2003, respectively.

The following pro forma information illustrates the effect on net income as if the Company had applied the fair value recognition provisions of SFAS No. 123, Accounting for Stock-Based Compensation, in accounting for its employee stock options. There was no pro forma expense for the four week period ended January 28, 2006, as all options were cancelled at the time of the Acquisition and no new options were issued as of January 28, 2006.

	Predecessor
	48-Week
	Period Ended
	December 31,	Fiscal	Fiscal
(In thousands)	2005	2004	2003

Net income (loss) as reported	$37,939	$43,338	$39,120
Add—Stock-based employee compensation expense included in reported net amounts—net of tax	124	166	503
Deduct—Stock-based employee compensation expense determined under fair value method—net of tax	(1,241)	(1,749)	(1,579)

Pro forma net income	$36,822	$41,755	$38,044

Fair Value of Financial Instruments—The carrying amounts of cash and cash equivalents, receivables, accounts payable, accrued liabilities and short-term debt approximate their fair value. The fair values of the Company’s long-term debt are estimated using quoted market values or discounted cash flow analysis based on interest rates that are currently available to the Company for issuance of debt with similar terms and remaining maturities. As of January 28, 2006, the carrying amount of the Company’s long-term debt approximated fair value. As of January 29, 2005, the fair value of the Company’s long-term debt exceeded the carrying value by $14.3 million.

2.                      THE ACQUISITION

The Company acquired ShopKo pursuant to an Agreement and Plan of Merger, dated as of October 18, 2005, as amended (the “Merger Agreement”). Pursuant to the Merger Agreement, each issued and outstanding share of ShopKo common stock was converted into the right to receive $29.07 in cash and all options to acquire shares of ShopKo common stock outstanding were cancelled in exchange for a cash payment. Including transaction costs of $5.0 million, the total consideration paid to existing common share and option holders was $905.5 million. The Acquisition was financed with cash on hand, a capital contribution of $55.0 million from the Parent funded by investments from an affiliate of Sun Capital and the co-investors, and borrowings under the new senior secured asset-backed revolving credit and bridge loan facilities (see Note 6). The Acquisition occurred simultaneously with (i) the closing of the financing transactions and equity contribution described above, (ii) the redemption of $94.3 million principal amount of outstanding 9.25% senior unsecured notes, (iii) the redemption of $46.7 million in outstanding mortgage notes payable, and (iv) the termination of the previous revolving credit facility. In connection with the early redemption of the senior unsecured notes and mortgage notes, the Company paid a pre-payment premium to noteholders aggregating $33.7 million.

The Acquisition was accounted for as a purchase in accordance with the provisions of SFAS No. 141, Business Combinations. Accordingly, the total acquisition cost was allocated to the respective assets and liabilities based upon their estimated fair values on the date of the Acquisition. At the date of Acquisition, the preliminary appraised fair market value of net assets acquired exceeded the purchase price; therefore, no goodwill is reflected in the consolidated balance sheet. The excess of estimated fair market value of net assets acquired over purchase price was allocated to non-current assets. The Company’s purchase price allocation is preliminary and further refinements may be necessary. The preliminary purchase price allocation, inclusive of the Acquisition financing activities, is as follows (in millions):

Cash and cash equivalents	$21.2
Receivables	66.8
Merchandise inventories	542.3
Other current assets	7.6
Property and equipment	859.4
Intangible assets	32.4
Debt issuance costs and other assets	46.5

Total assets acquired	1,576.2

Current liabilities	489.1
Acquisition debt	924.6
Other long-term debt and capital lease obligations assumed	107.5

Total liabilities assumed	1,521.2

Equity contribution	$55.0

The Company has allocated approximately $32.4 million to identifiable intangible assets, of which approximately $11.7 million relates to the indefinite-lived tradenames of ShopKo and Pamida. These indefinite-lived tradenames are not subject to amortization as management expects these tradenames to generate cash flows indefinitely. The remaining intangible assets represent primarily customer relationships, and will be amortized over their estimated useful life of 10 years.

As discussed in Note 13, the Company has entered into an agreement with a third party to sell 173 owned properties and five ground leased properties. The Company has allocated approximately $815.3 million to the fair value of these properties in the preliminary purchase price allocation.

The Company has established reserves for employee severance costs of $8.1 million and for store exit costs of $13.7 million resulting from decisions directly related to the Acquisition. As of January 28, 2006, the Company had made no payments with respect to employee severance and store exit costs. The Company expects that the actions necessary to complete the employee severance and store exits will be completed within one year of the Acquisition.

Pro Forma Financial Information—The following unaudited pro forma financial information for the fifty-two weeks ended January 28, 2006 and January 29, 2005 was prepared as if the Acquisition had occurred at the beginning of fiscal 2004.

	Fiscal	Fiscal
(In millions)	2005	2004

Revenues	$3,022.8	$3,179.9
Net income	40.3	28.7

Pro forma adjustments have been made to reflect depreciation and amortization using asset values recognized after applying purchase accounting adjustments, interest expense on borrowings used to finance the Acquisition and management fees. Non-recurring merger-related expenses of $29.1 million incurred by ShopKo prior to the Acquisition and interest expense of $7.3 million related to the write-off of debt issuance costs have been excluded from the pro forma information above. The pro forma financial information is presented for informational purposes only and is not indicative of the results of operations that would have been achieved if the Acquisition had taken place at the beginning of fiscal 2004, or that may result in the future.

3.                      RELATED PARTY TRANSACTIONS

Management Agreement—On December 28, 2005, the Company entered into a ten-year management services agreement (the “Management Agreement”) with an affiliate of Sun Capital (the “Manager”), whereby the Manager provides the Company with financial and management consulting services. For the services to be rendered by the Manager, the Company shall pay the Manager an annual fee of $4.0 million, plus reimbursement of out-of-pocket expenses. Payment of the annual fee may be limited by certain covenants in the Revolving Credit Facility (see Note 6). The covenant restrictions provide for the quarterly payment of $500,000 plus out-of-pocket expenses (not to exceed $1.5 million) as long as certain availability thresholds are met. The remaining $2.0 million is payable only if certain cash flows are attained. Included in selling, general and administrative expenses for the four week period ended January 28, 2006 are $355,000 of fees incurred in connection with the Management Agreement. In addition, the Management Agreement also provides that, in the event of certain events (including, without limitation, refinancings, restructurings, equity or debt offerings, acquisitions, mergers and divestitures), the Company shall pay to the Manager a fee for its consulting services equal to 1% of the aggregate consideration paid to or by the Company in connection with such event. In connection with the Acquisition and related financings, the Company paid to the Manager and affiliates of the co-investors an aggregate fee of $17.1 million in accordance with the terms of the Management Agreement. Of the total fee, $12.0 million was paid to an affiliate of Sun Capital, $3.4 million was paid to Manchester Securities Corp. (“Manchester”) and $1.7 million was paid to KLA-ShopKo, LLC (“KLA”). Sun Capital, Manchester, and KLA and or their respective affiliates own 70%, 20% and 10%, respectively, of the Parent.

Real Estate Advisory Services Agreement—On March 21, 2006, the Company entered into a one-year agreement with KLA whereby KLA will provide advisory and other services to the Company in relation to the Company’s real estate assets (the “Real Estate Advisory Agreement”). For the services to be rendered by KLA, the Company shall pay to KLA an advisory fee of $1.2 million, plus out-of-pocket expenses, during the twelve month period ending on March 21, 2007. To the extent KLA provides material services in connection with the sale of any of the Company’s real estate assets, KLA is entitled to receive a fee of 0.5% of the gross sale price of such assets. To the extent KLA provides material services in connection with any financing or refinancing arrangements with respect to the Company’s real estate assets, KLA is entitled to receive a fee of 0.25% of the gross amount of such financing up to $700.0 million, and 0.75% of the excess, if any, of any financing over that amount.

4.                      PROPERTY AND EQUIPMENT

Property and equipment as of January 28, 2006 and January 29, 2005 includes (in thousands):

	Successor	Predecessor
	January 28,	January 29,
	2006	2005

Property and equipment—at cost:
Land	$283,246	$118,292
Buildings	541,734	679,755
Equipment	21,978	571,852
Leasehold improvements	4,158	73,807
Property under construction	1,795	7,965
Property under capital leases	5,260	120,784

Total property and equipment	858,171	1,572,455

Less accumulated depreciation and amortization	(2,344)	(830,428)

Property and equipment—net	$855,827	$742,027

On May 9, 2006, the Company entered into an agreement to sell real properties with a net book value at January 28, 2006 of approximately $813.0 million (see Note 13).

5.                      INTANGIBLE ASSETS

Intangible assets as of January 28, 2006 and January 29, 2005 are as follows (in thousands):

	Successor	Predecessor
	January 28,	January 29,
	2006	2005

Intangible assets:
Customer relationships	$20,362	$26,685
Indefinited lived tradenames	11,670	987
Other	576	1,682

Total intangible assets	32,608	29,354

Less accumulated amortization	(53)	(11,238)

Intangible assets—net	$32,555	$18,116

Amortization expense was $53,000 for the four week period ended January 28, 2006, $2.3 million for the forty-eight week period ended December 31, 2005, and $1.8 million and $1.0 million for fiscal 2004 and fiscal 2003, respectively. Total estimated amortization of intangible assets for the next five years is as follows (in thousands):

2006	$2,376
2007	2,376
2008	2,376
2009	2,249
2010	2,100

6.                      DEBT

The components of the Company’s debt as of January 28, 2006 and January 29, 2005 are as follows (in thousands):

	Successor	Predecessor
	January 28,	January 29,
	2006	2005

Revolving credit facilities	$333,078	$85,679
Real estate facility	700,000
Senior unsecured notes, 9.25% due March 15, 2022	5,667	99,672
Mortgage and other obligations	1,749	52,534
Capital lease obligations	71,319	94,424

	1,111,813	332,309

Less—current portion of long-term debt and capital lease obligations	(8,937)	(8,018)
Less—portion of revolving credit facility presented as short-term debt	(47,456)	(85,679)

Long-term debt and capital lease obligations	$1,055,420	$238,612

Revolving Credit Facility—At the time of the Acquisition, the Company obtained a new senior secured asset-based revolving credit facility (the “Revolving Credit Facility”). The Revolving Credit Facility, which terminates on December 28, 2010, provides revolving credit loans of up to $660.0 million. The Revolving Credit Facility consists of two components, Revolver A and Revolver B, both of which are subject to borrowing base calculations based primarily on a percentage of inventory and accounts receivable. Revolver B loans are deemed to be the first loans made and the last loans repaid. Interest for both Revolver A and B is payable monthly. The Revolving Credit Facility is essentially secured by all the assets of the Company excluding real property and equipment. The Revolving Credit Facility limits the number of store closings, payment of dividends, incurring new indebtedness, repurchase of common stock, capital expenditures and transactions with affiliates, including payment of management fees, and also requires the Company to meet certain financial performance covenants. The Company was in compliance with all covenants as of January 28, 2006.

As of January 28, 2006, the Company has $333.1 million of borrowings outstanding under the Revolving Credit Facility. Of the total borrowings outstanding, $47.5 million is classified as short-term debt, which represents the Company’s estimate of the amount of principal repayment under this facility during fiscal 2006.

The Company issues documentary letters of credit during the ordinary course of business as required by certain foreign vendors, as well as stand-by letters of credit as required by certain insurers and other parties. As of January 28, 2006 and January 29, 2005, the Company had outstanding stand-by letters of credit of $42.5 million and $22.4 million, respectively, and outstanding documentary letters of credit of $9.8 million and $14.7 million, respectively.

Revolver A has maximum available borrowings and letters of credit up to $600.0 million. The total outstanding letters of credit is limited to $200.0 million. Borrowings bear interest at a variable rate based on a certain formula (7.25% at January 28, 2006). At January 28, 2006, there were borrowings of $287.3 million under Revolver A with $123.5 million of additional borrowings available.

Revolver B has maximum available borrowings up to $60.0 million. Borrowings bear interest at a variable rate based on a certain formula (11.0% at January 28, 2006). At January 28, 2006 there were borrowings of $45.8 million under Revolver B with no additional borrowings available.

At January 29, 2005, the Company had $85.7 million under the revolving credit portion of its prior senior secured credit facility that was terminated at the time of the Acquisition. The related weighted average interest rate on outstanding borrowings was 4.4%.

Real Estate Facility—On January 27, 2006, the Company, utilizing special purpose subsidiaries formed to hold its real estate assets, obtained $700.0 million in private placement mortgage financing (the “Real Estate Facility”). The full amount of the Real Estate Facility was borrowed on January 27, 2006. The Real Estate Facility has a term of two years with a one year renewal option subject to certain conditions and fees. Of the total Real Estate Facility, $650.0 million bears interest at the LIBOR rate plus 2.527% and $50.0 million bears interest at LIBOR rate plus 7.75%. The Real Estate Facility is secured by most of the real property of the Company. Principal payments of $250,000 and related interest are due monthly in fiscal 2006 and principal payments of $500,000 and related interest are due monthly in fiscal 2007 with a balloon payment due when the agreement expires. There is no penalty for pre-payment of principal. The agreement required the Company to obtain an Interest Rate Cap Agreement (the “Interest Rate Cap”) for the term of the loan and has a notional amount equal to the principal balance of the loan and a strike rate of 6%. The cost of the Interest Rate Cap, and its fair market value at January 28, 2006, was $534,000.

Senior Unsecured Notes—In connection with the Acquisition, and pursuant to a cash tender offer commenced in June, 2005, approximately $94.3 million (principal amount) of the Company’s senior unsecured notes were repaid on December 28, 2005. In connection with the early repayment of these notes, the Company paid a pre-payment premium of approximately $18.6 million.

Mortgage and Other Obligations—At January 29, 2005, the Company had a real estate mortgage of $47.6 million. The loan had a remaining term of 7 years at an interest rate of 11% and was secured by 13 ShopKo stores and one distribution center. In connection with the Acquisition, the outstanding principal amount of $46.7 million was repaid. In connection with the early repayment of these obligations, the Company paid a pre-payment premium of approximately $15.1 million.

In connection with the Acquisition, the Company obtained bridge loan financing for $700.0 million from various institutions. The bridge loans were repaid on January 27, 2006 with the proceeds of the

Real Estate Facility. Debt issuance costs related to these bridge loans of $7.3 million were charged to interest expense during the four week period ended January 28, 2006.

Approximate annual maturities of the Company’s long-term debt (excluding capital lease obligations) for the five fiscal years subsequent to the period ended January 28, 2006, are as follows (in thousands):

Fiscal Year	Amount

2006	$52,205
2007	697,000
2008
2009
2010 and thereafter	291,289

Total maturities	$1,040,494

7.                      LEASE OBLIGATIONS

The Company leases certain stores, office facilities, warehouses, computers and equipment. Operating and capital lease obligations are based upon contractual minimum rents and, for certain stores, amounts in excess of these minimum rents are payable based upon specified percentages of sales. Contingent rent is accrued over the lease term, provided that the achievement of the specified sales levels is probable. Certain leases include renewal or purchase options.

Minimum future obligations under capital and operating leases in effect at January 28, 2006 are as follows (in thousands):

	Capital Lease	Operating Lease
Fiscal Year	Obligations	Obligations

2006	$12,991	$18,802
2007	12,772	18,020
2008	12,580	16,603
2009	11,790	15,082
2010	10,472	13,225
Later	83,831	85,568

Total minimum future obligations	144,436	$167,300

Less amount representing interest	(73,117)

Present value of minimum future obligations	71,319

Obligations due within one year	(4,188)

Long-term obligations	$67,131

Total minimum rental expense, net of sublease income, related to all operating leases with terms greater than one year was $1.4 million for the four week period ended January 28, 2006, $15.9 million for the forty-eight week period ended December 31, 2005, and $17.3 million and $17.8 million for fiscal 2004 and fiscal 2003, respectively. Certain operating leases require payments to be made on an escalating basis. The accompanying consolidated statements of operations reflect rent expense on a straight-line basis over the term of the leases.

The Company is contingently liable on the lease payments for two former retail stores, which were assumed by an unrelated party. Total remaining lease obligations for the stores are $8.9 million as of January 28, 2006.

As discussed in Note 13, on May 9, 2006 the Company entered into an agreement to convey 178 properties to a third party and lease back the properties under master lease arrangements for an initial term of 20 years for the ShopKo locations and 15 years for the Pamida locations. At the end of the initial lease term, the Company will have the option to renew the lease term for any individual property for two additional ten year terms. The master lease arrangement provides for base rent of approximately $74.4 million per year, with an escalation provision every three years at the lesser of 6% or 1.25 times the consumer price index.

8.                      INCOME TAXES

The provision (benefit) for income taxes includes the following (in thousands):

	Successor	Predecessor
	January 28,	December 31,	January 29,	January 31,
	2006	2005	2005	2004
	(4 weeks)	(48 weeks)	(52 weeks)	(52 weeks)

Current:
Federal	$(5,328)	$39,170	$17,384	$19,953
State	123	6,844	4,134	2,081
Deferred	697	(12,502)	3,735	2,856

Total provision	$(4,508)	$33,512	$25,253	$24,890

The effective income tax rate varies from the statutory federal income tax rate for the following reasons:

	Successor	Predecessor
	January 28,	December 31,	January 29,	January 31,
	2006	2005	2005	2004
	(4 weeks)	(48 weeks)	(52 weeks)	(52 weeks)

Statutory income tax rate	(35.0)%	35.0%	35.0%	35.0%
State income taxes—net of federal tax benefits	1.3	4.9	4.1	3.0
Resolution of prior period tax matters			(2.2)
Nondeductible merger-related costs and other	(1.6)	7.0	(0.1)	0.9

Effective income tax rate	(35.3)%	46.9%	36.8%	38.9%

Components of the Company’s net deferred tax asset (liability) are as follows (in thousands):

	Successor	Predecessor
	January 28,	January 29,
	2006	2005

Deferred tax assets:
Stock basis of investments in subsidiaries	$156,270	$-
Reserves and allowances	29,528	17,613
Restructuring and impairment reserves	5,355	5,948
Capital leases	26,225	10,119
Compensation and benefits	7,358	10,247
State net operating loss carryforward	5,718	3,752
Intangibles and other	2,978	206

Gross deferred tax assets	233,432	47,885
Valuation allowance	(39,813)	(3,752)

Total deferred tax assets	193,619	44,133

Deferred tax liabilities:
Property and equipment	(142,436)	(44,552)
Intangibles		(6,859)
Inventory valuation	(44,626)	(42,574)
Other	(6,557)

Total deferred tax liabilities	(193,619)	(93,985)

Net deferred tax asset (liability)	$-	$(49,852)

Long-term deferred tax asset (liability)	$22,303	$(22,963)

Prior to January 28, 2006, the Company effected a legal entity restructuring of certain wholly-owned subsidiaries, whereby the Company’s owned real property was segregated in a subsidiary which the Company has subsequently entered into an agreement to sell to a third party. In accordance with SFAS No. 109, a deferred tax asset has been recognized for the excess of the tax basis over the financial reporting basis of the investment in the Company’s subsidiaries that is expected to reverse upon consummation of the transaction described in Note 13. The valuation allowance at January 28, 2006 adjusts deferred tax assets to an amount management believes is more likely than not to be realized. Upon consummation of the restructuring and transaction in fiscal 2006, and completion of the purchase price allocation, further adjustments to deferred tax assets and related valuation allowance may be necessary.

Federal and state tax authorities periodically audit the Company’s income tax returns. These audits include questions regarding its tax filing positions, including the timing and amount of deductions and the allocation of income among various tax jurisdictions. In evaluating the exposures associated with its various tax filing positions, the Company records reserves for probable exposures. A number of years may elapse before a particular matter, for which the Company has established a reserve, is audited by taxing authorities and fully resolved.

During fiscal 2004, the Company completed field audits and reached a final settlement of the income tax uncertainties regarding the realization of certain acquired tax benefits associated with the Pamida acquisition in fiscal 1999. At the time of that acquisition, management recorded in purchase accounting its best estimate of the tax basis of the acquired benefits that would be accepted by the tax authority. In accordance with SFAS No. 109, liabilities previously recognized relating to the acquired entity’s prior tax returns should be adjusted when such items are settled with the tax authority. Based on the final settlement reached in 2004, the Company reduced the Pamida trade name and related deferred income tax liabilities by $6.3 million. This adjustment did not impact net income. In addition, the Company reached final settlement of other income tax uncertainties for which reserves were established. In connection with the resolution of these matters in fiscal 2004, the Company recorded a tax benefit of $1.4 million.

9.                      BENEFIT PLANS

Stock-based Compensation Plans—The Predecessor had certain compensation plans which provided for the granting of stock options and other equity-based awards to various officers, directors and other employees of the Company at prices not less than 100% of fair market value, determined by the closing price on the date of grant. Options and restricted stock awards granted under those plans generally vested over two to five years or immediately upon a change of control. In connection with the Acquisition, all outstanding options were converted into the right to receive cash, resulting in a pay-out of $20.6 million which was included as part of the purchase consideration.

Option activity is summarized as follows:

	Shares		Weighted Average
	(In thousands)	Price Range	Exercise Price

Outstanding—February 1, 2003	3,110	$5.31–$37.63	$16.55

Granted	146	11.24–15.32	13.26
Exercised	(221)	5.31–13.78	8.43
Cancelled and forfeited	(524)	5.31–37.63	20.31

Outstanding—January 31, 2004	2,511	5.31–37.63	16.29

Granted	531	13.64–19.75	13.94
Exercised	(360)	5.31–17.88	9.34
Cancelled and forfeited	(326)	5.31–34.88	17.82

Outstanding—January 29, 2005	2,356	5.313–37.625	16.63

Granted	5	18.83	18.83
Exercised	(636)	5.31–24.56	15.47
Cancelled and forfeited	(185)	5.31–34.88	16.24
Converted into the right to receive cash	(1,540)	5.31–37.63	17.17

Remaining—at January 28, 2006	-

	Options	Weighted Average
	Exercisable	Exercise Price

January 28, 2006	-	$-
January 29, 2005	1,572	18.38
January 31, 2004	1,672	18.16

The weighted average fair value of options granted was $7.10 and $6.94 per share during the forty-eight week period ended December 31, 2005 and in fiscal 2004, respectively. The fair value of stock options is computed as the estimated present value at grant date using the Black-Scholes option-pricing model with weighted average assumptions as follows:

	2005	2004

Risk-free interest rate	4.0%	3.8%
Expected volatility	41.5	44.2
Dividend yield	-	-
Expected option life—standard option (years)	4	4

During the forty-eight week period ended December 31, 2005 and in fiscal 2004, the Company issued 10,300 and 22,000 shares, respectively, of restricted stock with a fair value as of the grant date between $18.83 and $21.87 per share during the forty-eight week period ended December 27, 2005 and between $17.08 and $18.35 per share in fiscal 2004. There were 64,250 shares of restricted stock outstanding at January 29, 2005. All outstanding restricted shares were repurchased in connection with the Acquisition.

Defined Contribution Plan—Substantially all employees of the Company are covered by a defined contribution profit sharing plan. The plan provides for two types of company contributions: a discretionary amount determined annually by the Board of Directors and an employer matching contribution equal to 100% of the first three percent and 50% of the next 2% of compensation contributed by participating employees. Contributions were $0.9 million for the four week period ended January 28, 2006, $6.8 million for the forty-eight week period ended December 31, 2005, and $12.5 million and $10.7 million for fiscal 2004 and fiscal 2003, respectively.

Other Benefits—The Company also provides certain supplemental retirement and postretirement benefits, other than pensions. Costs associated with these benefits are accrued during the employee’s service period. The annual cost and accumulated benefit obligation associated with these benefits are not material.

10.               MERGER-RELATED EXPENSES

ShopKo entered into a merger agreement (the “Badger Merger Agreement”), dated April 7, 2005, with Badger Retail Holding, Inc. (“Badger Retail Holding”) pursuant to which Badger Retail Holding would acquire all of the outstanding common stock of ShopKo for $24.00 per share. The merger agreement was amended on September 9, 2005 to $25.00 per share, and was subsequently amended to $25.50 per share on September 29, 2005. On October 18, 2005, a special committee of the Company’s board of directors determined that a binding offer from SKO Group Holding Corp. constituted a “superior proposal” as defined in the Badger Merger Agreement. Thereafter, on October 18, 2005, ShopKo terminated the Badger Merger Agreement in accordance with its terms and paid Badger Retail Holding, Inc. a termination fee of $13.5 million. On October 18, 2005, ShopKo entered into a merger agreement with SKO Group Holding Corp. as described in Notes 1 and 2. Total merger-related expenses for the forty-eight week period ended December 31, 2005 were $29.1 million, which includes $19.6 million incurred by ShopKo in connection with the Badger Merger Agreement and $9.5 million (primarily success fees paid to ShopKo’s investment banker) incurred by ShopKo in connection with the Merger Agreement.

11.               SEGMENT INFORMATION

The Company’s reportable segments are based on the Company’s strategic business operating units, and include a ShopKo Retail segment (which includes ShopKo stores hardlines and softlines merchandise and retail health operations, comprised of pharmacy and optical centers) and a Pamida Retail segment (which includes Pamida stores hardlines and softlines merchandise and retail pharmacy operations). The accounting policies of the segments are the same as those described in the summary of significant accounting policies. The Company evaluates performance based on operating earnings of the respective business segments.

Summarized financial information concerning the Company’s reportable segments is shown in the following table (in thousands):

	Successor	Predecessor
	January 28,	December 31,	January 29,	January 31,
	2006	2005	2005	2004
	(4 weeks)	(48 weeks)	(52 weeks)	(52 weeks)

Net sales:
ShopKo retail	$137,707	$2,086,973	$2,356,368	$2,383,473
Pamida retail	48,626	735,719	810,277	800,615

Total net sales	$186,333	$2,822,692	$3,166,645	$3,184,088

Earnings (loss) from operations:
ShopKo retail	$8,321	$113,395	$112,603	$111,751
Pamida retail	(1,440)	27,692	15,778	11,894
Corporate	(4,752)	(44,475)	(25,919)	(21,715)

Total earnings from operations	$2,129	$96,612	$102,462	$101,930

Depreciation and amortization expenses:
ShopKo retail	$2,037	$55,241	$62,893	$59,647
Pamida retail	315	18,249	22,728	23,079
Corporate	45	762	560	515

Total depreciation and amortization	$2,397	$74,252	$86,181	$83,241

Capital expenditures:
ShopKo retail	$111	$23,375	$66,178	$49,291
Pamida retail	352	2,806	6,974	10,092
Corporate	69	553	1,086	1,049

Total capital expenditures	$532	$26,734	$74,238	$60,432

	Successor	Predecessor
	January 28,	December 31,	January 29,	January 31,
	2006	2005	2005	2004
Category Sales Analysis	(4 weeks)	(48 weeks)	(52 weeks)	(52 weeks)

ShopKo retail:
Hardlines	$60,934	$1,013,411	$1,192,291	$1,227,164
Softlines	23,071	426,260	464,097	465,031
Retail health	53,702	647,302	699,980	691,278

Total net sales	$137,707	$2,086,973	$2,356,368	$2,383,473

Pamida retail:
Hardlines	$27,913	$449,000	$511,669	$520,230
Softlines	4,671	97,033	117,783	130,150
Retail pharmacy	16,042	189,686	180,825	150,235

Total net sales	$48,626	$735,719	$810,277	$800,615

	Successor	Predecessor
	January 28,	January 29,
	2006	2005
Assets:
ShopKo retail	$1,228,639	$1,045,065
Pamida retail	344,273	377,711
Corporate	17,404	10,427

Total assets	$1,590,316	$1,433,203

12.               LITIGATION

In connection with the Badger Merger Agreement (see Note 10), a lawsuit alleging breach of fiduciary duties was filed against ShopKo and its board of directors. This lawsuit was settled subsequent to the termination of the merger agreement and prior to the Acquisition for an immaterial amount.

In connection with ShopKo’s cash tender offer to purchase its 9.25% senior notes, certain of the holders of such notes filed a lawsuit in United States District Court, Southern District of New York, Federated Bond Fund, et al. v. ShopKo Stores, Inc., Sun Capital Partners Group IV, Inc., Sun Capital Partners IV, LP, SKO Group Holding Corp., and SKO Acquisition Corp. The plaintiffs allege, among other things, the defendants violated certain federal securities laws in obtaining consent solicitations in connection with the tender offer, committed fraud and made material misrepresentations. Plaintiffs claim the solicitation of consents was improperly extended; that the termination of the Badger Merger Agreement, the consummation of which was a condition to ShopKo’s obligation to perform the tender, made it impossible to satisfy such condition; that ShopKo made misrepresentations and failed to disclose material information necessary for bondholders to make an informed decision; and that defendants manipulated events in a deceptive and fraudulent manner. In connection with the Acquisition, ShopKo waived all conditions to the tender offer and purchased all tendered bonds. Each of the plaintiffs tendered their bonds while reserving their rights. The Company believes the litigation is without merit and plans to defend it vigorously. The Company filed a motion to dismiss on February 16, 2006. Oral arguments were held on May 12, 2006.

In the normal course of business, the Company has been named as a defendant in various lawsuits. Some of these lawsuits involve claims for substantial amounts. Although the ultimate outcome of these lawsuits cannot be ascertained at this time, it is the opinion of management, after consultation with counsel, that the resolution of such suits will not have a material adverse effect on the consolidated financial statements of the Company.

13.               SUBSEQUENT EVENT

On May 9, 2006, the Company entered into an agreement to sell 112 ShopKo and 66 Pamida properties (including the corporate headquarters, three distribution centers, the centralized optical facility and five ground lease properties) to a subsidiary of Spirit Finance Corporation (“Spirit”) for approximately $815.3 million. Spirit will acquire the real estate assets by purchasing 100% of the outstanding stock of ShopKo Stores, Inc. The operating assets of ShopKo and Pamida will remain with the Company. In addition, the Company has agreed to enter into master lease arrangements with Spirit whereby the Company will lease back the properties from Spirit for an initial term of 20 years for the ShopKo properties and 15 years for the Pamida properties. At the end of the initial lease term, the Company will have the option to renew the lease term of any individual property for two additional ten year terms. The master lease arrangement provides for base rent of approximately $74.4 million per year, with an escalation provision every three years at the lesser of 6% or 1.25 times the consumer price index. ShopKo and Pamida, respectively, as tenants, will also be responsible for the payment of all operating expenses of the properties, including, insurance, taxes, utilities, and other maintenance expenses. The sale-leaseback transaction is expected to close during the second quarter of fiscal 2006. The Company intends to use the proceeds from the transaction to repay the outstanding borrowings under the Real Estate Facility, to pay taxes, and for general corporate purposes.

14.               QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

Unaudited quarterly financial information is as follows (in thousands):

	Predecessor					Successor
	April 30,	July 30,	October 29,	December 31,	December 31,	January 28,
	2005	2005	2005	2005	2005	2006
Fiscal 2005	(13 weeks)	(13 weeks)	(13 weeks)	(9 weeks)	(48 weeks)	(4 weeks)

Net sales	$703,259	$736,995	$704,845	$677,593	$2,822,692	$186,333
Gross margin	188,008	205,100	193,002	199,117	785,227	50,073
Net income (loss) (1)	636	11,526	(14,106)	39,883	37,939	(8,260)

	Predecessor
	May 1,	July 31,	October 30,	January 29,	January 29,
	2004	2004	2004	2005	2005
Fiscal 2004	(13 weeks)	(13 weeks)	(13 weeks)	(13 weeks)	(52 weeks)

Net sales	$735,033	$775,576	$746,391	$909,645	$3,166,645
Gross margin	183,811	203,294	192,216	249,125	828,446
Net income (loss)	(2,379)	8,300	1,995	35,422	43,338

(1) Includes merger related expenses of $1.1 million, $1.7 million, $16.3 million and $10.0 million for each of the 13 weeks ended April 30, July 30, and October 29, 2005 and the 9 weeks ended December 31, 2005, respectively.

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